UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2022

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (650) 421-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

On July 17, 2022, the Board of Directors (the “Board”) of Codexis, Inc. (the “Company” or “Codexis”) appointed Dr. Stephen Dilly, a current Codexis Board member, as the Company’s President and Chief Executive Officer, effective August 9, 2022. Dr. Dilly succeeds John Nicols, the Company’s current President and Chief Executive Officer, who notified the Board of his intention to retire from such roles effective August 8, 2022. Following his retirement, Mr. Nicols will remain as a member of the Board until the Company’s Annual Meeting of Stockholders in 2023 at which time he will not stand for re-election. Mr. Nicols will also serve as a strategic advisor to the Company pursuant to a multi-year agreement described further below. In connection with the appointment of Dr. Dilly as President and Chief Executive Officer, the Board reconstituted its Audit Committee and appointed Byron Dorgan, the Chairman of the Board, as a member of the Audit Committee to fill the seat previously held by Dr. Dilly.

Pursuant to an employment agreement entered into between Dr. Dilly and the Company on July 18, 2022 (the “Employment Agreement”), Dr. Dilly will commence service as the Company’s President and Chief Executive Officer effective as of August 9, 2022. Under the Employment Agreement, Dr. Dilly also will continue to serve as a member of the Board. The Employment Agreement provides for Dr. Dilly to be paid an annual base salary of $710,000 with a target bonus opportunity of 75% of Dr. Dilly’s annual base salary. The Employment Agreement also provides for Dr. Dilly to be paid a sign-on bonus of $200,000, subject to a claw back that lapses as to 50% of the sign-on bonus on each of the six-month and one-year anniversary of the date Dr. Dilly commences employment with us. The Employment Agreement includes an annual travel allowance of $40,000 and the reimbursement of up to $20,000 of legal fees incurred by Dr. Dilly in negotiating the Employment Agreement.

In addition, the Employment Agreement provides for the Company to grant Dr. Dilly an option to purchase 700,000 shares of Company common stock and 340,000 performance stock units. The option will have an exercise price equal to the closing trading price of Company common stock on the date of grant, or immediately preceding trading day if the date of grant is not a trading day, and will vest and become exercisable as to 25% of the total number of shares underlying the option on the first anniversary of the date Dr. Dilly commences employment with the Company and as to 1/48th of the total number of shares underlying the option monthly thereafter, in each case, subject to Dr. Dilly’s continued service to the Company. Unless Dr. Dilly’s employment with the Company is terminated by the Company for cause, the option will remain exercisable for 2 years after Dr. Dilly’s service to the Company terminates. The performance stock units will be earned based on the achievement of performance goals to be established by the Board in consultation with Dr. Dilly, with 50% of the shares earned to be issued upon certification of achievement and 50% of the shares earned to be issued one year after such certification, in each case, subject to Dr. Dilly’s continued service to the Company. Each performance stock unit entitles Dr. Dilly to receive up to 2 shares of Company common stock based on performance.

Under the Employment Agreement, if Dr. Dilly’s employment with the Company is terminated by the Company without cause or Dr. Dilly resigns for good reason, other than during the period commencing 3 months prior to a change in control and ending 24 months after the closing of the change in control, then Dr. Dilly will be entitled to severance benefits comprised of 12 months base salary, 12 months target bonus opportunity, 12 months continued healthcare coverage at Company expense and 12 months accelerated vesting of all outstanding equity awards (with performance deemed to be achieved at target for any performance-based equity awards). If Dr. Dilly’s employment with the Company is terminated by the Company without cause in connection with a sale of a substantial portion of the Company’s assets, then the vesting of all outstanding equity awards will be fully accelerated. If Dr. Dilly’s employment with the Company is terminated by the Company without cause or Dr. Dilly resigns for good reason during the period commencing 3 months prior to a change in control and ending 24 months after the closing of the change in control, then Dr. Dilly will be entitled to severance benefits comprised of 18 months base salary, 18 months target bonus opportunity, 18 months continued healthcare coverage at Company expense and full accelerated vesting of all outstanding equity awards (with performance deemed to be achieved at target for any performance-based equity awards). Dr. Dilly’s receipt of the foregoing severance benefits is conditioned on his execution and non-revocation of a general release of claims against the Company.

On July 18, 2022, the Company also entered into a Transition and Separation Agreement (the “Transition and Separation Agreement”) with Mr. Nicols, pursuant to which Mr. Nicols will continue to serve as the Company’s President and Chief Executive Officer through August 8, 2022, during which time Mr. Nicols’ existing employment agreement will remain in effect, and will be employed thereafter under the Transition and Separation Agreement as a strategic advisor through August 7, 2024, unless Mr. Nicols employment terminates sooner in accordance with the Employment Agreement. The Transition and Separation Agreement provides for Mr. Nicols to continue to serve as a member of the Board through the 2023 annual meeting of the Company’s stockholders.

The Transition and Separation Agreement provides for Mr. Nicols to provide approximately 8 hours of services per week during the first year of Mr. Nicols’ services as strategic advisor, and approximately 4 hours of services per week during the second year of such strategic advisor service. Mr. Nicols will be paid a base salary of $40,000 per month during the first year of such strategic advisor service and $20,000 per month thereafter. In addition, Mr. Nicols will be eligible for a pro-rated 2022 target bonus to be paid in 2023 based on actual Company performance. The Transition and Separation Agreement also provides for the Company to directly pay, or reimburse Mr. Nicols for, three years’ of healthcare benefits and for the Company to reimburse Mr. Nicols for up to $35,000 of legal fees incurred in connection with the Transition and Separation Agreement. The Transition and Separation Agreement provides that each of Mr. Nicols’ equity awards to cease vesting as of August 8, 2022 with any vested options remaining outstanding and exercisable through the 3-month anniversary of the date Mr. Nicols ceases to serve as an employee of the Company.

The foregoing summaries of the material terms of the Employment Agreement and the Transition and Separation Agreement are qualified in their entirety by the complete terms of the agreement, each of which will be filed as an exhibit to Codexis’s Quarterly Report on Form 10-Q for the three months ending September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2022

CODEXIS, INC.

By:	/s/ Ross Taylor
Name:	Ross Taylor
Title:	Senior Vice President and Chief Financial Officer